Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:

We consent to the use of our reports with respect to Nationwide VL Separate Account – G dated March 13, 2012 and Nationwide Life and Annuity Insurance Company and subsidiary dated March 23, 2012, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-182897) on Form N-6.

/s/ KPMG LLP

Columbus, Ohio
November 13, 2012